Exhibit 99.1

InSite Vision Determines that an Unsolicited Offer from a Multi-National Pharmaceutical Company to Acquire InSite for $0.25 in Cash Constitutes a “Company Superior Proposal”

ALAMEDA, Calif. – August 21, 2015 – InSite Vision Inc. (OTCBB: INSV) today announced that InSite’s Board of Directors determined that the previously announced unsolicited offer from a multi-national pharmaceutical company (the “Bidder”) to acquire InSite for $0.25 per share in an all-cash transaction constitutes a “Company Superior Proposal” as defined in InSite’s previously announced definitive agreement with QLT Inc. dated as of June 8, 2015, as amended (NASDAQ: QLTI) (TSX: QLT). Under the terms of the QLT merger agreement, QLT would acquire InSite in an all-stock transaction in which shareholders of InSite will receive 0.048 QLT shares for each InSite share they hold.

At a special meeting yesterday evening, in good faith and after consultation with its independent financial and legal advisors, the InSite Board of Directors determined that the Bidder’s unsolicited offer of $0.25 per share was a Company Superior Proposal as defined in the QLT merger agreement. The Bidder supplemented its proposal with a definitive merger agreement and definitive loan documents that the Bidder has indicated it is prepared to execute upon InSite’s termination of the QLT merger agreement. Under the loan documents, the Bidder would lend InSite sufficient funds for InSite to pay off its existing loan from QLT and to operate InSite’s business through the end date of the definitive merger agreement.

InSite has notified QLT of the InSite Board of Directors’ determination, and pursuant to the QLT merger agreement, QLT has the option until 5:00 p.m. PDT, on Wednesday, August 26, 2015 (“Negotiation Period”) to negotiate a possible amendment of that agreement to match or exceed the Bidder’s offer. InSite is required, and intends to, negotiate in good faith with QLT during the Negotiation Period. InSite is not permitted to enter into the Bidder’s merger agreement or to change its recommendation in favor of the QLT transaction unless, at the end of the Negotiation Period, the InSite Board of Directors has determined that the Bidder’s offer continues to be a “Company Superior Proposal.” The Bidder has stated that its offer will remain outstanding until the expiration of the Negotiation Period and any additional days thereafter necessary for the Bidder and InSite to enter into the definitive agreements provided by the Bidder.

Under the QLT merger agreement, InSite would be required to pay a $1,170,000 termination fee to QLT if the InSite Board of Directors terminates the QLT merger agreement in favor of an agreement with the Bidder. The Bidder has agreed to pay the termination fee to QLT on InSite’s behalf in such event. InSite would be required to repay the Bidder for the QLT termination fee under certain circumstances in which InSite would be required to pay a termination fee to the Bidder in connection with a termination of the Bidder’s merger agreement.

At this time, InSite remains subject to the QLT merger agreement and the InSite Board of Directors has not changed its recommendation in support of the QLT transaction, the existing QLT merger agreement, or its recommendation that InSite’s stockholders adopt the QLT merger agreement. There can be no assurance that a transaction with the Bidder will result from the Bidder’s offer, or that any other transaction will be consummated. There can be no assurance that QLT will seek to negotiate with InSite or will make a revised offer.

About InSite Vision

InSite is advancing new specialty ophthalmologic products for treatment of diseases affecting the front and back of the eye. The company has two commercial products based on its innovative DuraSite® platform approved for the treatment of bacterial eye infections, AzaSite® (azithromycin ophthalmic solution) 1%, marketed in the U.S. by Akorn, Inc., and Besivance® (besifloxacin ophthalmic suspension) 0.6%, marketed by Bausch & Lomb, a wholly owned subsidiary of Valeant Pharmaceuticals International. InSite has a proprietary portfolio of clinical-stage product candidates, and has filed an NDA for BromSite™ (0.075% bromfenac) for the treatment of inflammation and prevention of pain associated with cataract surgery. InSite currently plans to file an NDA with the FDA in 2017 for the commercial approval by the U.S. Food and Drug Administration (FDA) of DexaSite™ for the treatment of blepharitis. InSite’s AzaSite Plus™ is advancing through Phase 3 clinical studies for the treatment of eye infections, and ISV-101 is in Phase 1/2 clinical development for dry-eye disease and inflammation. For further information on InSite, please visit www.insitevision.com.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Additional Information

In connection with the proposed merger of InSite Vision and QLT, QLT filed with the U.S. Securities and Exchange Commission (SEC) a Registration Statement on Form S-4 that includes a preliminary proxy statement of InSite Vision and that also constitutes a preliminary prospectus of QLT (the Form S-4). The Form S-4 has not yet been declared effective by the SEC and is not complete and will be further amended. InSite Vision plans to mail the definitive proxy statement/prospectus to its stockholders when it becomes available. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the definitive proxy statement/ prospectus (when available) and other documents filed with the SEC by QLT or InSite through the website maintained by the SEC at http://www.sec.gov and, in QLT’s case, also on the System for Electronic Document Analysis Retrieval (SEDAR) website maintained by the Canadian

Securities Administrators at www.sedar.com. Copies of the documents filed with the SEC by InSite will be available free of charge on InSite’s website at www.InSiteVision.com or by contacting InSite at 510-747-1220.

Participants in the Merger Solicitation

QLT, InSite Vision, their respective directors and certain of their executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction between InSite Vision and QLT. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the QLT and InSite Vision shareholders in connection with the proposed merger of InSite Vision with QLT and a description of their direct and indirect interests, by security holdings or otherwise, are set forth in the preliminary proxy statement/prospectus that has been filed with the SEC. Information about the directors and executive officers of QLT is set forth in its Annual Report on Form 10-K/A, which was filed with the SEC on April 30, 2015. Information about the directors and executive officers of InSite Vision is set forth in its proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on February 19, 2015.

Cautionary Statements Related to Forward-Looking Statements

Statements in this document that are not strictly historical, including statements regarding the potential terms of a transaction with the Bidder, negotiations with QLT, the status of InSite’s proposed merger with QLT and other statements contained herein may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which InSite Vision operates; that the unsolicited proposal from the Bidder may not result in a definitive agreement for an alternative transaction or an amended transaction with QLT; InSite and QLT’s ability to satisfy conditions in the QLT merger agreement and consummate a merger on the anticipated timeline or at all if the QLT merger remains in place; InSite and the Bidder’s ability to satisfy conditions in the Bidder’s proposed merger agreement and consummate a merger on the anticipated timeline or at all if InSite enters into a definitive merger agreement with the Bidder. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in (i) InSite Vision’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015 under the caption “Risk Factors” and elsewhere in such reports; and (ii) QLT’s SEC filings, including its Annual Report on Form 10-K (as amended) for the fiscal year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015 under the caption “Risk Factors” and elsewhere in such reports. The forward-looking statements made herein speak only as of the date hereof and InSite Vision nor any of its affiliates assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

AzaSite®, DuraSite® and DuraSite® 2 are registered trademarks of InSite Vision Incorporated.

AzaSite Xtra™, AzaSite Plus™, BromSite™, DexaSite™ and BromDex™ are trademarks of InSite Vision Incorporated.

Besivance® is a registered trademark of Bausch + Lomb Incorporated.

InSite Vision

Louis Drapeau, 510-747-1220

Chief Financial Officer

mail@insite.com

or

Media/Investor Inquiries

BCC Partners

Karen L. Bergman, 650-575-1509

Susan Pietropaolo, 845-638-6290

cell: 201-923-2049